Exhibit 5.3

B a r r i s t e r s    &    S o l i c i t o r s

Geoffrey M. Sherrott

Direct Line:	604-661-1060

E-mail:	gsherrott@ekb.com

Our File:	PLA30881

May 9, 2003

We hereby consent to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus dated May 9, 2003 of Placer Dome Inc. (the “Prospectus”), and in this Registration Statement on Form F-9, of which the Prospectus forms a part.

Yours truly,

/s/ Edwards, Kenny & Bray

Edwards, Kenny & Bray

19th Floor The Grosvenor Building 1040 West Georgia Street Vancouver, B.C. V6E 4H3
Telephone (604) 689-1811 • Fax (604) 689-5177 • www.ekb.com